UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement
| | Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

| |   Definitive Information Statement

                                  NANNACO, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
| | Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

| | Fee paid previously with preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    2) Form, Schedule or Registration No.:
    3) Filing Party:
    4) Date Filed:

                                  Nannaco, Inc.
                        4916 Point Fosdick Dr., Suite 102
                              Gig Harbor, WA 98335

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Shareholders of Nannaco, Inc.:

      This Information Statement is furnished to the shareholders of Nannaco, Inc., a Texas corporation ("Nannaco"), in connection with the following corporate action:

      -- To authorize the board of directors to effect a one for 400 (1:400) reverse split of the common stock of Nannaco.

      The first shareholder consent in favor of authorizing the action reported on herein was received on or about June 13, 2005 which date has been determined by the Board of Directors of Nannaco as the record date to determine the shareholders entitled to be given a copy of the Information Statement provided under cover of this letter.

                                        By Order of the Board of Directors


                                        /s/ Steve Careaga
                                        ----------------------------------------
                                        Steve Careaga, President

      THE INFORMATION STATEMENT IS BEING FURNISHED TO ALL HOLDERS OF THE VOTING CAPITAL STOCK OF NANNACO IN CONNECTION WITH THE ACTION BY WRITTEN CONSENT TO AUTHORIZE THE BOARD OF DIRECTORS TO CARRY OUT A REVERSE SPLIT OF NANNACO COMMON STOCK ON A ONE-FOR-FOUR HUNDRED (1:400) BASIS.

                            INFORMATION STATEMENT
                            ---------------------

      This information statement is furnished to all holders of the voting capital stock of Nannaco, Inc., a Texas company ("Nannaco" or the "Company"), in connection with resolutions of the Board of Directors (the "Board") and the written consent of the holders of in excess of two-thirds (2/3) of the voting capital stock of Nannaco providing for a reverse split of the issued and outstanding common stock of Nannaco on the basis of one share for each 400 shares of common stock held (the "reverse split"). The reverse split will be conducted at a time to be determined by the Board but in no case before the expiration of twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission in definitive form.

      The Board of Directors, and persons owning greater than two-thirds (2/3) of the outstanding voting securities of Nannaco, have adopted, ratified and approved the proposed reverse split. No additional votes are required to adopt the resolution authorizing the reverse split. See the caption "Vote Required for Approval" below. The reverse split authorized by the shareholders of Nannaco will become effective upon final action by the Board of Directors of Nannaco and the filing of the required notice with the National Association of Securities Dealers, Inc.

      The resolution put before the shareholders by the Board was "Should the shareholders:

  GRANT AUTHORITY TO THE BOARD TO CONDUCT UP TO A ONE FOR 400 HUNDRED (1:400)
        REVERSE SPLIT OF NANNACO'S ISSUED AND OUTSTANDING COMMON STOCK"

      Nannaco's Board has determined that it would be in the Company's best interest in the near future to conduct a reverse split of its common stock on up to a 1-for-400 basis and has received the consent of holders in excess of a two-thirds majority of the voting capital stock to authorize the Board to conduct such a reverse split, in the Board's discretion.

      A reverse split would reduce the amount of presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. This process would take up to four hundred shares of the presently issued and outstanding common stock on the effective date of the reverse split and convert those shares into one share of the post-reverse split common stock, as a matter of law.

      The Board has indicated that fractional shares will not be issued. Instead, Nannaco will issue one full share of the post-reverse split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the reverse split. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder held immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued as a result of the issuance of one share for a fractional share.

REASONS FOR THE REVERSE SPLIT.

The primary purpose of the reverse split is to:

      a) reduce the number of outstanding shares of common stock to a level consistent with other public companies with a similar business and anticipated capital structure and market capitalization; and

      b) increase the per share price of the common stock as a result of the reverse split to help maintain the interest of market participants.

      For the above reasons, the Board has determined that the reverse split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse split will have the desired effects or benefits.

EFFECTS OF THE REVERSE SPLIT.

      The reverse split will be effected by notice to the appropriate regulatory authorities and will become effective upon such filing and final action by the Board. The actual timing of any such filing will be made by the Board based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders but in no case before the expiration of twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission in definitive form.

      Nannaco is currently authorized to issue 500,000,000 shares of common Stock and 100,000,000 million shares of preferred capital stock. Of the preferred capital stock, 10,000,000 shares has previously been designated the Series A Convertible Preferred Stock ( the "Series A Preferred") with super-majority voting rights.

         At June x, 2005 there were approximately 358,233,561 shares of common stock issued and outstanding. The 10,000,000 shares of Series A Preferred, while outstanding, had no voting rights on the matter of this reverse split and is in the process of being cancelled. Shareholders holding at least 251,001,050 shares of common stock having voting power in excess of two-thirds (2/3) of all voting power of capital stock issued and outstanding on the record date have consented in writing to the proposal. A reverse split on a one for 400 basis would reduce the number of issued and outstanding shares of common stock to approximately 895,584 shares but will not reduce the number of authorized shares of common stock. The reverse split will not have any effect on the stated par value of the common stock.

      The effect of the reverse split upon existing shareholders of the common stock will be that the total number of shares of Nannaco's common stock held by each shareholder will be automatically converted into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse split divided by 400, with an adjustment for any fractional shares. Fractional shares will be rounded up and issued as a whole share.

      If acted upon by the Board, the consent by the shareholders reported herein, would result in each shareholder's percentage ownership interest in the Company and proportional voting power remaining unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

      The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse split. All issued and outstanding options, warrants, and convertible securities will be appropriately adjusted for the reverse split automatically on the effective date of the reverse split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse split) also will be appropriately adjusted for the reverse split.

      The reverse split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in multiples of 100 shares.

      If, in the future, the Company issues additional equity securities, or securities convertible into equity securities, there is a significant risk of decline of a shareholder's book value per share and relative voting power represented by shares of the Company's common stock held by him. The availability of authorized but unissued shares of common stock creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of the additional authorized shares if such shares are issued at less than the book value per share of common stock of Nannaco. Current shareholders will also have a relatively smaller percentage ownership of the Company than they held prior to any such authorized additional issuances of the Company's common stock.

      After the reverse split is effected there is no requirement that shareholders obtain new or replacement share certificates. Each holder of record of shares of the Company's common stock on or after the effective date of the reverse split may, however, contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse split common shares into which the existing shares have been converted.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion describes certain material federal income tax considerations relating to the proposed reverse split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date of this Information Statement. Any of these sources of law could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

      This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

      The reverse split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for shares of common stock after the reverse split will include the holding period of shares of common stock before the reverse split, provided, that such shares of common stock are held as a capital asset at the effective date of the reverse split. The adjusted basis of the shares of common stock after the reverse split will be the same as the adjusted basis of the shares of common stock before the reverse split excluding the basis of any fractional share.

      A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the shareholder was otherwise entitled.

    QUESTIONS AND ANSWERS REGARDING THE PROPOSED REVERSE SPLIT OF THE COMMON
                                      STOCK

Q. WHY WAS APPROVAL SOUGHT FOR THE PROPOSED REVERSE SPLIT?

A. The Board requires approval under Texas law to effect a reverse split of the common stock. It is the expectation of the Board that such a reverse split would increase the market price of the common stock and thus support and maintain a higher level of market interest in the shares, including shares issued pursuant to the Company's Employee Benefit Plans and registered on Form S-8, and provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company. The Board believes that the reverse split will enhance the Company's flexibility with regard to the ability to issue common stock for proper corporate purposes that may be identified from time to time, such as financing, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nannaco's business or product lines through the acquisition of other businesses or products.

Q. HAS THE BOARD APPROVED THE REVERSE SPLIT?

A. The sole member of the Board of Directors has approved the reverse split of the common stock in the best interest of Nannaco and its shareholders.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A. As a current shareholder of Nannaco the class of stock you hold will not change but the number of shares that you hold will be affected. For example, a current holder of 10,000 shares of common stock will remain a holder of 25 shares of common stock.

Q. WILL THE REVERSE SPLIT RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed changes are intended to be tax free for federal income tax purposes, except in the case of the issuance of a whole share for a fractional share, as noted above.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposal, the affirmative vote of two-thirds of all capital stock entitled to vote on the issue of a reverse split is required under Texas law. Consents in favor of the proposal have already been received from shareholders holding a two-thirds majority of the voting securities of Nannaco.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Steve Careaga, President of Nannaco, Inc. 4916 Point Fosdick Dr., Suite 102, Gig Harbor, WA 98335, telephone: (253) 853-3632

VOTE REQUIRED FOR APPROVAL
---------------------------

      Under Texas law, the reverse split must be approved by a two-thirds majority of all outstanding voting securities, which approval has been obtained.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
-----------------------------------------------

      The Board of Directors fixed the close of business on June x, 2005 as the record date for the determination of the shareholders entitled to notice of the action taken by written consent.

      At the record date, Nannaco had issued and outstanding 358,233,561 shares of $0.001 par value common stock. Shareholders holding a controlling interest of more than two-thirds of the total voting power of Nannaco's outstanding voting capital stock consented to the reverse split. In all, 251,001,050 shares of voting stock (approximately 70%) of all shares entitled to vote on the matter voted by written consent in favor of the proposed reverse split.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
-------------------------------------------------------

      No director, officer, nominee for election as a director, and no associate of any director, officer or director nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the actions covered by the related resolutions adopted by the Board of Directors, that is not shared by all other shareholders.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The name, age, position and date of appointment of our directors and executive officers as of June x, 2005 are as follows:

Name                   Age        Position                  Years of Service
----                   ---        --------                  ----------------
Steve Careaga          40         Sole Officer                     1
                                  Sole Director


STEVE CAREAGA is the sole officer and director of the Company and has served in that capacity since February 2004. Mr. Careaga oversees the professional services being rendered to the Company by outside providers and participates in the development of policies and objectives of the Company. Mr. Careaga is formerly the Executive Director of Firefighters National Trust, a not for profit corporation providing aid and assistance to families of fallen firefighters, including victims of the September 11 attack against the World Trade Towers in New York City. In that capacity, he presided over an organization with a budget at one time exceeding $9,000,000. Mr. Careaga served in that position from 2001 to 2005. Mr. Careaga is also a director of Reality Wireless Networks, Inc., an over-the-counter bulletin board company trading under the symbol RWNW.OB.

Audit Committee

The Company does not have an audit committee because the Company does not have sufficient directors to people such a committee. The Company does not have sufficient directors because the business affairs of the Company do not require a larger participation.

Code of Ethics

The Company has not adopted a code of ethics because the Company has only one officer and director and because the business affairs and status of the Company do not require supervision or regulation over the conduct of more than one decision-maker. The Company is presently reviewing a form of a Code of Conduct and Ethics and expects that when, if at all, the Company's business and therefore the number of participants in the Company expands, a Code of Conduct and Ethics will be adopted.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. It is the responsibility of the reporting persons and not necessarily that of the registrant to provide reports required to be filed under this section of the Exchange Act. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended September 30, 2004 and during the current fiscal year, all filing requirements applicable to the Company's officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section16(a) of the Exchange Act were met.

EXECUTIVE COMPENSATION

The following table shows for the fiscal years ending September 30, 2004, 2003 and 2002 the compensation awarded or paid by the Company to its directors and officers:

                           SUMMARY COMPENSATION TABLE

----------------------------------------------- --------------------------------------------------------------------------------
Annual Compensation                             Long Term Compensation
----------------------------------------------- --------------------------------------------------------------------------------
                                                                      Awards                          Payouts
----------------------------------------------- --------------------------------------------- ---------- -----------------------
    Name and        Year    Salary    Bonus      Other annual       Retricted        Securities         LTIP         All other
    principal                                    compensation      Stock Awards      Underlying        payouts      compensation
    position                 ($)       ($)           ($)               ($)         Options/SAR's
                                                                                        (#)              ($)           ($)(2)
------------------ ------- --------- -------- ------------------- --------------- ------------------ ------------ --------------
 Steve Careaga,     2004      0         0             0                 0                0                0            92,000
       CEO
------------------ ------- --------- -------- ------------------- --------------- ------------------ ------------ --------------
Andrew De Vries,    2004    50,000      0             0                 0                0                0          1,766,304
       III          2003    66,759      0             0                 0                0                0          2,086,057
       CEO          2002    24,000      0             0                 0                0                0              0
------------------ ------- --------- -------- ------------------- --------------- ------------------ ------------ --------------


(1) Mr. DeVries served the Company as CEO in 2003 and 2002, and for three months of 2004.
(2) Each amount in this column is the result of multiplying the number of shares of common stock distributed to the named executive times the market price at the date of issuance. Shares of common stock were issued and registered pursuant to Form S-8 registration statements. The dollar value of the shares of common stock stock issued in this manner on the date of issuance may be more than, less than or the same as the price received in a sale of the shares.

Options

      In April 2000, the Company adopted the Nannaco 2000 Stock Option Plan (the "2000 Plan"). The purpose of the 2000 Plan is to advance the business and development of the Company and its shareholders by aligning the interests of employees, directors and officers of the Company with those of the shareholders through the grant of Options to such persons. The 2000 Plan reserved 5,000,000 shares for grant or issuance upon the exercise of options granted under the plan. Stock Options under the Plan may be granted by the Board of Directors or a Compensation Committee of the Board of Directors. The exercise prices for Options granted will be at the fair market value of the common stock at the time of the grant if a public market develops for the common stock or not less than the most recent price at which the Company had sold its common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
(INDIVIDUAL GRANTS)

------------------- ----------------------- ----------------------- ----------------------- -------------
Name                Number of securities    Percent of total        Exercise or             Expiration
                    underlying              options/SARs granted    base price              Date
                    options/SARs Granted    to employees in
                                            fiscal year
------------------- ----------------------- ----------------------- ----------------------- -------------

------------------- ----------------------- ----------------------- ----------------------- -------------

No Stock Options were granted in 2004

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

The Company has no long term incentive plans pursuant to which any awards were made to any person in the last fiscal year.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of the most recently completed fiscal year for each category of equity compensation plan (including individual compensation plans) under which equity securities of the issuer are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

------------------------------ ---------------------------- ---------------------------- ----------------------------
Plan Category                  Number of securities to be   Weighted average exercise    Number of securities
                               issued upon exercise of      price of outstanding         remaining available for
                               outstanding options          options warrants and rights  future issuance under
                               warrants and rights                                       equity compensation plans
                                                                                         (excluding securities
                                                                                         reflected in column (a)
------------------------------ ---------------------------- ---------------------------- ----------------------------
Equity compensation plans      (a).......                   (b).......                   (c)........
approved by shareholders

Equity compensation plans
not approved by security
holders (a)

Total

------------------------------ ---------------------------- ---------------------------- ----------------------------

INFORMATION ABOUT 5% OR GREATER SHAREHOLDERS

Based upon information received from the persons concerned, each person known to us to be the beneficial owner of more than five percent of the outstanding shares of any class of our voting securities are as follows:

------------------------ ----------------------------- ----------------------------- -----------------
Title of Class           Name and Address of           Amount and Nature of          Percent of Class
                         beneficial Owner              beneficial ownership(1)
------------------------ ----------------------------- ----------------------------- -----------------
COMMON                   Terry Byrne                   23,333,334                    6.5
                         C/O Bartholomew International
                         Investments Ltd.
                         150 E. 57th Street
                         NY,NY 10022
------------------------ ----------------------------- ----------------------------- -----------------
COMMON                   David M. Otto                 70,000,000                    19.5
                         C/O The Otto Law Group PLLC
                         900 4th Avenue
                         Suite 3140
                         Seattle, WA 98164
------------------------ ----------------------------- ----------------------------- -----------------
COMMON                   Seth Elliott                  23,333,333                    6.5
                         C/O Bartholomew International
                         Investments Ltd.
                         150 E. 57th Street
                         NY,NY 10022
------------------------ ----------------------------- ----------------------------- -----------------
COMMON                   Bradford van Siclen           23,333,333                    6.5
                         C/O Bartholomew International
                         Investments Ltd.
                         150 E. 57th Street
                         NY,NY 10022
------------------------ ----------------------------- ----------------------------- -----------------
COMMON                   Bruce Arthur Hall             25,000,000                    7.0
                         836 Blue Jay Lane
                         Coppell, TX 75019
------------------------ ----------------------------- ----------------------------- -----------------

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.


INFORMATION ABOUT THE SHAREHOLDINGS OF OFFICERS AND DIRECTORS OF THE COMPANY

Each director, each of our executive officers and all of our directors and executive officers as a group, owned beneficially as of June x, 2005 the number and percentage of outstanding shares of each class of equity securities of registrant, its parent or subsidiaries as follows:

------------------------ ----------------------------- ----------------------------- -----------------
Title of Class           Name and Address of           Amount and Nature of          Percent of class
                         beneficial owner              beneficial ownership(1)
------------------------ ----------------------------- ----------------------------- -----------------
COMMON                   Steve Careaga(2)                                            21
                         4916 Pt. Fosdick Road         76,001,050
                         Suite 102
                         Gig Harbor, WA 98335
------------------------ ----------------------------- ----------------------------- -----------------

(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.
(2)   Mr. Careaga is the sole officer and director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Transactions in which certain persons had a direct or indirect material interest are as follows:

----------------------- ----------------------- ----------------------- ----------------------- ----------------
Name of person          Relationship to         Description of          Nature of interest in   Amount of such
                        company                 transaction             transaction             interest
----------------------- ----------------------- ----------------------- ----------------------- ----------------
Steve Careaga           President and Director  Issuance of stock in    Direct and sole              100%
                                                exchange for services   control of common
                                                                        stock
----------------------- ----------------------- ----------------------- ----------------------- ----------------
Andrew DeVries III      Former President and    Issuance of stock in    Direct and sole
                        Director                exchange for services   control of common            100%
                                                                        stock
----------------------- ----------------------- ----------------------- ----------------------- ----------------

                             INCORPORATION BY REFERENCE
                             --------------------------

      Certain financial and other information is incorporated herein by this reference to Nannaco's Form 10-KSB annual report for the year ended September 30, 2004 and the reports including the report on Form 10-QSB for the quarter ending March 31, 2005, which reports have been filed with the Securities and Exchange Commission. These reports as well as additional information concerning Nannaco, Inc. may be accessed through the SEC EDGAR archives on the Internet at www.sec.gov.


                                        Dated: June 13, 2005


                                        By Order of the Board of Directors


                                        /s/ Steve Careaga
                                        ------------------------
                                        President and Director